Exhibit 10.7(d)

THIRD AMENDMENT TO
DISTRIBUTION SERVICES AGREEMENT
(Wholesale Distribution)

This Third Amendment to the Distribution Services Agreement (this “Amendment”) is made and entered into as of December 3, 2012 (the “Amendment Effective Date”), by and between DYAX CORP. (“Dyax”) and ASD Specialty Healthcare, Inc. (“ASD”).

WHEREAS, Dyax and ASD entered into that certain Distribution Services Agreement, dated November 19, 2009, as amended (the “Agreement”), pursuant to which ASD provides distribution services to Dyax in connection with the product Kalbitor®; and

WHEREAS, pursuant to and in accordance with Section 15.5 of the Agreement, the parties desire to amend the Agreement to implement certain changes tothe terms and conditions of the Agreement, as described below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Defined Terms.

Any capitalized terms that are used in this Amendment but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

 2.      Amendments.

A.	“Wholesale Customers.” The parties agree that Section 1.12 of the Agreement shall be deleted in its entirety and replaced with the following language:

1.12
“Wholesale Customers” shall mean hospital, institutional and other pharmacies that purchase Product for their own account for later resale or dispense to Patients.  For the purpose of this Agreement “Wholesale Customer” shall also include physicians who purchase Product on a “buy and bill” basis.  For the avoidance of doubt, “Wholesale Customers” shall not include distributors, other wholesalers or specialty pharmacies, except that ASD may sell to (i) the Designated SP, as that term is defined in Section 2.3(a) of the Services Agreement between Dyax and ASD’s Affiliate, US Bioservices Corporation; and (ii) specialty pharmacies and other customers which have been specifically approved by Dyax and identified on Schedule 1 to this Agreement.  Dyax may add customers to Schedule 1 at any time in its sole discretion by emailing an updated Schedule 1 to asd-chargebacks@absg.com.

B.	“Other Agreements.” The parties agree that Section 13.2(d) of the Agreement shall be deleted in its entirety. Subsection 13.2(e) shall be re-numbered as Section 13.2(d).

 3.      No Other Amendments.

  Except as expressly amended hereby, the Agreement, as originally executed remains in full force and effect.  It is agreed by the parties that all references to the Agreement hereafter made by them in any document or instrument delivered pursuant to or in connection with the Agreement shall be deemed to refer to the Agreement as amended hereby.

   4.           Entire Agreement.

  This Amendment and the Agreement embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the  subject matter.

 5.           Counterparts.

  This Amendment may be executed in multiple counterparts, each of which will be considered an original, but which together will constitute one and the same document.

  IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by their duly authorized officers or representatives as of the Amendment Effective Date.

ASD SPECIALTY HEALTHCARE, INC.		DYAX CORP.

By:	/s/ Matt Johnson	By:	/s/Peter Yi
Name:	Matt Johnson	Name:	Peter Yi
Title:	COO	Title:	Sr. Director, ACO

SCHEDULE 1

LIST OF APPROVED SPP WHOLESALE CUSTOMERS AS OF DECEMBER 10, 2012

KAISER SP
OPTUM Rx SP
SENTRA HOME HEALTH